                                                                    Exhibit 99.1





                         EFFECTIVE AS OF OCTOBER 2, 2001

                          GENESIS HEALTH VENTURES, inc.

                            2001 STOCK INCENTIVE plan

         1. Plan Purpose. The purpose of the Plan is to promote the long-term interests of the Corporation and its stockholders by providing a means for attracting and retaining officers and employees of the Corporation and its Affiliates by providing for Awards in the form of Restricted Stock.

         2. Definitions. The following definitions are applicable to the Plan:

         "Award" - means the grant by the Board of Restricted Stock, as provided in the Plan.

         "Affiliate" - means any "parent corporation" or "subsidiary corporation" of the Corporation, as such terms are defined in Section 424(e) and
(f), respectively, of the Code.

         "Board" - means the Board of Directors of the Corporation.

         "Code" - means the Internal Revenue Code of 1986, as amended.

         "Continuous Service" - means the absence of any interruption or termination of service as an officer or employee of the Corporation or any Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Corporation or any Affiliate or in the case of transfers between payroll locations of the Corporation, or between the Corporation, its subsidiaries or its successor.

         "Corporation" - means Genesis Health Ventures, Inc., a Pennsylvania corporation.

         "Fair Market Value" - means the last reported sale price of a share of the Corporation's common stock on any stock exchange on which such stock is then listed or admitted to trading, or on the NASDAQ Stock Market, on such date, or if no sale took place on such day, the last such date on which a sale took place, or if the common stock is not then quoted on the NASDAQ Stock Market, or listed or admitted to trading on any stock exchange, the average of the bid and asked prices in the over-the-counter market on such date, or if none of the foregoing, a price determined in good faith by the Board to equal the fair market value per share of the common stock.

         "Participant" - means any officer or employee of the Corporation or its Affiliates selected to participate in the Plan by the Board.

         "Plan" - means the 2001 Stock Incentive Plan of the Corporation.

         "Restricted Period" - means the period(s) of time, if any, selected by the Board for the purpose of determining when restrictions are in effect under
Section 3 hereof with respect to Restricted Stock awarded under the Plan.

         "Restricted Stock" - means Shares which have been awarded to a Participant by the Board subject to any restrictions referred to in Section 3 hereof, so long as such restrictions are in effect.

         "Shares" - means the common stock, par value $0.02 per share, of the Corporation.

         3.       Terms and Conditions of Restricted Stock.

                  (a) The Board shall have full and complete authority, subject to the limitations of the Plan, to grant Awards of Restricted Stock and, in addition to the terms and conditions contained in paragraphs (b) through (i) of this Section 3 and Section 7, to provide such other terms and conditions (which need not be identical among Participants) with respect to such Awards, and the lapsing of restrictions thereon, as the Board shall determine. The dollar value of Awards granted under the Plan shall be calculated based upon the Fair Market Value of the Corporation's common stock on the date of the grant.

                  (b) At the time of an Award, the Board shall establish for each Participant a Restricted Period, during which or at the expiration of which, as the Board shall determine and provide in the agreement referred to in paragraph (f) of this Section 3, the Shares awarded as Restricted Stock shall vest, and subject to any such other terms and conditions as the Board shall provide, Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, except as hereinafter provided, during the Restricted Period. The Board may also establish a period of time, after the expiration of the Restricted Period, if any, during which the Participant must hold the Shares subject to the Award prior to sale. Except for such restrictions, and subject to paragraphs (e) and (g) of this Section 3 and
Section 4 hereof, the Participant as owner of such Shares shall have all the rights of a stockholder, including the right to vote the Shares.

                  (c) Except as provided in Section 5 hereof, if a Participant ceases to maintain Continuous Service for any reason (other than death or disability), all Shares of Restricted Stock theretofore awarded to such Participant and which at the time of such termination of Continuous Service are subject to the restrictions imposed by paragraph (b) of this Section 3 shall upon such termination of Continuous Service be forfeited and returned to the Corporation. If a Participant ceases to maintain Continuous Service by reason of death or disability, Restricted Stock then still subject to restrictions imposed by paragraph (b) of this Section 3 will be free of those restrictions.

                  (d) The Board shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect thereto, or to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restricted Period.

                  (e) Each certificate in respect of Shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and shall be held, together with a stock power endorsed in blank, by the Corporation.

         To the extent Shares subject to Awards have not been registered under the federal and state securities laws or an exemption is otherwise unavailable, the certificates for common stock to be issued pursuant to the Plan shall bear the following securities legend (the "Securities Legend"):

                  The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under applicable state securities laws. The shares have been acquired for investment and may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Corporation that the proposed transaction will be exempt from such registration.

The foregoing legend shall be removed upon registration of the legended shares under the Securities Act of 1933, as amended, and under any applicable state laws or upon receipt of any opinion of counsel acceptable to the Corporation that said registration is no longer required.

                  (f) At the time of any Award, the Participant shall enter into an agreement with the Corporation in a form attached hereto as Appendix A, agreeing to the terms and conditions of the Award and such other matters as the Board, in its sole discretion, shall determine (the "Restricted Stock Agreement").

                  (g) The payment to the Participant of cash dividends declared or paid on such Shares by the Corporation shall be deferred until the lapsing of any restrictions imposed under paragraph (b) of this Section 3. Such deferred dividends shall be held by the Corporation for the account of the Participant. In such event, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Board, in its discretion, may determine. Payment of deferred dividends, together with interest accrued thereon, shall be made upon the earlier to occur of the lapsing of the restrictions imposed under paragraph
(a) of this Section 3 or upon death or disability of the Participant.

                  (h) At the expiration of the Restricted Period, if any, imposed by paragraph (b) of this Section 3, the Corporation shall deliver to the Participant (or where the relevant provision of paragraph (c) of this Section 3 applies in the case of a deceased Participant, to his legal representative, beneficiary or heir) the certificate(s) and stock power deposited with it pursuant to paragraph (e) of this Section 3. Notwithstanding the foregoing, the Securities Legend described in paragraph (e) of Section 3 shall continue to be included on all certificates as long as registration has not occurred.

                           (i)      The  provisions  of this  section  may be
modified pursuant to the terms of a Participant's employment agreement with the Company.

         4. Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or shares of the Corporation, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan shall be appropriately adjusted by the Board, whose determination shall be conclusive. Outstanding Awards shall be treated like all other outstanding Shares of common stock. Any Shares of stock or other securities received, as a result of any of the foregoing adjustment by the Board or as part of an adjustment provided to stockholders in general, by a Participant with respect to an Award shall be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing such Shares or securities shall be legended and deposited with the Corporation in the manner provided in Section 3 hereof.

         5. Effect of Change in Control. Each of the events specified in the following clauses (i) and (ii) of this Section 5 shall be deemed a "change in control": (i) a change within a twelve-month period in the holders of more than 50% of the outstanding voting stock of the Corporation; or (ii) any other events deemed to constitute a "change in control" by the Board. If the Continuous Service of any Participant is involuntarily terminated for whatever reason, except for cause, as defined by the Board, at any time within 18 months after a change in control, unless the Board shall otherwise provide, any Restricted Period with respect to an Award to such Participant shall lapse upon such termination and all Awards shall become fully vested in the Participant. The provisions of this section may be modified pursuant to the terms of a Participant's employment agreement with the Company.

         6. Assignment and Transfers. During the Restricted Period, no Award nor any right or interest of a Participant in such Award set forth in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution.

         7.       Administration.

                  (a) This Plan shall be administered by the Board.

                  (b) Except as limited by the express provisions of the Plan, the Board shall have sole and complete authority and discretion to: (i) select Participants and grant Awards; (ii) determine individual Awards to be granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of instruments evidencing such grants; and (v) establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan.

                  (c) The Board shall adopt such rules for the conduct of its business and administration of this Plan as it considers desirable. A majority of the members of the Board shall constitute a quorum for all purposes. The vote or written consent of a majority of the members of the Board or of the Executive Committee of the Board on a particular matter shall constitute the act of the Board on such matter. The Board shall have the right to construe the Plan and the Awards issued pursuant to it, to correct defects and omissions and to reconcile inconsistencies to the extent necessary to effectuate the Plan and the options issued pursuant to it, and such action shall be final, binding and conclusive upon all parties concerned. No member of the Board shall be liable for any act or omission (whether or not negligent) taken or omitted in good faith, or for the exercise of an authority or discretion granted in connection with the Plan to the Board, or for the acts or omissions of any other members of the Board.

                  (d) All costs incurred in connection with the administration and operation of the Plan shall be paid by the Corporation. Except for the express obligations of the Corporation under the Plan and under Awards granted in accordance with the Plan, the Corporation shall have no liability with respect to any Award, or to any Participant or any transferee of an Award from any Participant, including, but not limited to, any tax liabilities, capital losses, or other costs or losses incurred by any Participant or any such transferee.

                  (e) The Board may delegate to appropriate officers of the Company the determination of if and when any authorized Awards shall be granted.

         8. Shares Subject to Plan. The maximum aggregate number of Shares which may be granted under the Plan is 750,000 shares of common stock. The Shares with respect to which Awards may be made under the Plan may be either authorized and unissued shares or issued shares heretofore or hereafter reacquired and held as treasury shares. An Award shall not be considered to have been made under the Plan with respect to Restricted Stock which is forfeited and new Awards may be granted under the Plan with respect to the number of Shares as to which such forfeiture has occurred.

         9. Employee Rights Under the Plan. No officer or employee shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant and no officer, employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Corporation or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or any Affiliate.

         10. Withholding Tax. Upon the termination of any Restricted Period with respect to an Award (or at any such earlier time, if any, that an election is made by the Participant under Section 83(b) of the Code, or any successor provision thereto, to include the value of such shares in taxable income), the Corporation may withhold from any payment or distribution made under this Plan sufficient Shares or may withhold or cause to be paid by Participant sufficient cash to cover any applicable withholding and employment taxes. The Corporation shall have the right to deduct from all dividends paid with respect to shares of Restricted Stock the amount of any taxes which the Corporation is required to withhold with respect to such dividend payments. No discretion or choice shall be conferred upon any Participant with respect to the form, timing or method of any such tax withholding.

         11. Amendment, Suspension or Termination. The Board of Directors of the Corporation may amend, suspend or terminate the Plan or any portion thereof at any time, provided, however, that no such amendment, suspension or termination shall impair the rights of any Participant, without Participant's consent, in any Award theretofore made pursuant to the Plan.

         12. Term of Plan. This Plan shall become effective as of October 2 , 2001. This Plan shall continue in effect for a term of ten (10) years unless sooner terminated under Section 11 hereof.

         13. Other Provisions.

                  (a) The Plan, and all Awards granted hereunder, shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

                  (b) The headings of the Sections of the Plan are for convenience of reference only and shall not effect the interpretation of the Plan.

                  (c) All pronouns and similar references in the Plan shall be construed to be of such number and gender as the context requires or permits.

                  (d) If any provision of the Plan is determined to be unenforceable for any reason, then that provision shall be deemed to have been deleted or modified to the extent necessary to make it enforceable, and the remaining provisions of the Plan shall not be affected.

                  (e) Neither this Plan nor any Award shall confer upon any employee any right to continue in the employ of the Corporation.

                  (f) The Plan shall be binding upon and inure to the benefit of any successor, successors or assigns of the Corporation.

                  (g) Neither the receipt of an Award nor the delivery of cash, Shares, or any other amounts pursuant to an Award shall be deemed compensation for purposes of computing benefits under any retirement plan nor affect any benefits under any other benefit plan now or hereafter in effect under which the availability or amount of benefits is related to the level of compensation.

                  (h) All notices with respect to the Plan shall be in writing and shall be hand delivered or sent by certified mail or reputable overnight delivery service, expenses prepaid. Notices to the Corporation or the Board shall be delivered to the Corporation at 101 East State Street, Kennett Square, Pennsylvania 19348, to the attention of its General Counsel. Notices to any Participant or holder of Award Shares shall be sufficient if delivered or sent to such person's address as it appears in the regular records of the Corporation or its transfer agent.

                                   Appendix A

                          GENESIS HEALTH VENTURES, Inc.

                            2001 STOCK INCENTIVE Plan

                           Restricted Stock Agreement

RS No. __

         An Award of Restricted Stock is hereby awarded on ___________, ____ (the "Award Date") by Genesis Health Ventures, Inc. (the "Corporation"), to ___________________ (the "Grantee"), in accordance with the following terms and conditions, and the conditions contained in the Genesis Health Ventures, Inc. 2001 Stock Incentive Plan (the "Plan"):

         1. Share Award. The Corporation hereby awards the Grantee ___________ shares (the "Shares") of common stock, par value $0.02 per share ("Common Stock"), of the Corporation pursuant to the Plan, as the same may from time to time be amended, and upon the terms and conditions and subject to the restrictions therein and hereinafter set forth. A copy of the Plan as currently in effect is incorporated herein by reference and is attached hereto.

         2. Restrictions on Transfer and Restricted Period. During the period (the "Restricted Period") commencing on the Award Date and terminating on the date the Shares vest as provided below, the Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered by the Grantee, except as hereinafter provided.

         Except as set forth below, the Shares will vest at a rate of ___% of the initial award per year of Continuous Service (as defined in the Plan) commencing on the Award Date pursuant to the following schedule:

                                                           Amount of
                                                         Initial Award
           Date of Vesting                                   Vested
           ---------------                               -------------

           _____________, 200_                                 __%

         Subject to the restrictions set forth in the Plan, the Board of Directors of the Corporation (the "Board") shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Shares thereto, or to remove any or all of such restriction, whenever the Board may determine that such action is appropriate by reason of changes in applicable tax or other laws, or other changes in circumstances occurring after the commencement of the Restricted Period.

         3. Termination of Service. Except as provided in Section 8 below, if the Grantee ceases to maintain "Continuous Service" (as defined in the Plan) for any reason other than death or disability, all Shares which at the time of such termination of Continuous Service are subject to the restrictions imposed by
Section 2 above shall upon such termination of Continuous Service be forfeited to the Corporation. If the Grantee ceases to maintain "Continuous Service" (as defined in the Plan) by reason of death or disability, the Shares then still subject to restrictions imposed by Section 2 will be free of those restrictions and shall not be forfeited.

         4. Certificates for the Shares. The Corporation shall issue a certificate (or certificates) in the name of the Grantee with respect to the Shares, and shall hold such certificate (or certificates) on deposit for the account of the Grantee until the expiration of the Restricted Period with respect to the Shares represented thereby.

         The Grantee further agrees that simultaneously with the execution of the Agreement, the Grantee shall execute stock powers in favor of the Corporation, in the form attached hereto as Attachment A, with respect to the Shares and that the Grantee shall promptly deliver such stock powers to the Corporation.

         The following two paragraphs shall be applicable if, on the Award Date, the Common Stock subject to such Award has not been registered under the Securities Act of 1933, as amended, and under applicable state securities laws, and shall continue to be applicable for so long as such registration has not occurred:

         The Grantee hereby agrees, warrants and represents that Grantee is acquiring the Common Stock to be issued pursuant to this Agreement for Grantee's own account for investment purposes only, and not with a view to, or in connection with, any resale or other distribution of any of such shares, except as hereafter permitted. The Grantee further agrees that Grantee will not at any time make any offer, sale, transfer, pledge or other disposition of such Common Stock to be issued hereunder without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Corporation to the effect that the proposed transaction will be exempt from such registration. The Grantee shall execute such instruments, representations, acknowledgments and agreements as the Corporation may, in its sole discretion, deem advisable to avoid any violation of federal, state, local or securities exchange rule, regulation or law.

         The certificates for Common Stock to be issued pursuant to this Agreement shall bear the following securities legend (the "Securities Legend"):

                  The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under applicable state securities laws. The shares have been acquired for investment and may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Corporation that the proposed transaction will be exempt from such registration.

The Securities Legend shall be removed upon registration of the legended shares under the Securities Act of 1933, as amended, and under any applicable state laws or upon receipt of any opinion of counsel acceptable to the Corporation that said registration is no longer required.

         The sole purpose of the agreements, warranties, representations and legend set forth in the two immediately preceding paragraphs is to prevent violations of the Securities Act of 1933, as amended, and any applicable state securities laws.

         5. Grantee's Rights. Except as otherwise provided herein, the Grantee, as owner of the Shares, shall have all rights of a stockholder. During any Restricted Period, the Grantee shall be entitled to vote such Shares as to which the Restricted Period has not yet lapsed or expired (the "Restricted Shares") in Grantee's sole discretion, at any annual and special meetings of the stockholders of the Corporation and at any continuations and adjournments of such meetings, upon any matters coming before such meetings or adjournments.

         6. Cash Dividends. Cash dividends, if any, paid on the Restricted Shares shall be held by the Corporation for the account of the Grantee and paid to the Grantee upon the expiration of the Restricted Period or upon the death or disability of the Grantee. All such withheld dividends shall earn interest at an annual rate determined by the Board.

         7. Expiration of Restricted Period. Upon the lapse or expiration of the Restricted Period with respect to any portion of the Shares, the Corporation shall deliver to the Grantee (or in the case of a deceased Grantee, to Grantee's legal representative) the certificate in respect of such Shares and the related stock powers held by the Corporation pursuant to Section 4 above. The Shares as to which the Restricted Period shall have lapsed or expired shall be free of the restrictions referred to in Section 2 above. Notwithstanding the foregoing, the Securities Legend described in Section 4 shall continue to be included on the certificates as long as registration has not occurred.

         8. Adjustments for Changes in Capitalization of the Corporation. In the event of any change in the outstanding shares of Common Stock by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, or any change in the corporate structure of the Corporation or in the shares of Common Stock, the number and class of Shares covered by this Agreement shall be appropriately adjusted by the Board in the same manner as other outstanding shares are adjusted. Any shares of Common Stock or other securities received, as a result of the foregoing, by the Grantee with respect to Shares subject to the restrictions contained in Section 2 above also shall be subject to such restrictions and the certificate or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Corporation in the manner provided in Section 4 above.

         9. Change in Control. If the "Continuous Service" (as defined in the
Plan) of the Grantee is involuntarily terminated for whatever reason, other than for cause (as defined by the Board), at any time within 18 months of a "change in control" (as defined in the Plan), the Restricted Period with respect to all Shares shall lapse upon such termination and all Shares shall become fully vested in the Grantee.

         10. Delivery and Registration of Shares of Common Stock. The Corporation's obligation to deliver Shares hereunder shall be conditioned upon the receipt of a representation as to the investment intention of the Grantee or any other person to whom such Shares are to be delivered, in such form as the Board shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended, or any other Federal, state or local securities legislation or regulation. Any representation regarding investment intent shall become inoperative upon the registration of such shares or other action eliminating the necessity of such representation under such Securities Act or other securities regulation.

                  The Corporation shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on the Nasdaq Stock Market or any stock exchange on which the Shares of Common Stock may then be listed, and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Board shall determine to be necessary or advisable.

         11. Plan and Plan Interpretations as Controlling. The Shares hereby awarded and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling. All determinations and interpretations by the Board shall be binding and conclusive upon the Grantee or Grantee's legal representatives with regard to any question arising hereunder or under the Plan.

         12. Grantee Service. Nothing in this Agreement shall limit the right of the Corporation or any of its Affiliates to terminate the Grantee's service as an officer or employee, or otherwise impose upon the Corporation or any of its Affiliates any obligation to employ or accept the services of the Grantee.

         13. Withholding and Social Security Taxes. Upon the termination of any Restricted Period with respect to any Shares (or any such earlier time, if any, that an election is made under Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision thereto, to include the value of such Shares in taxable income), the Corporation shall have the right to withhold from the Grantee's compensation an amount sufficient to fulfill its or its Affiliate's obligations for any applicable withholding and employment taxes. Alternatively, the Corporation may require the Grantee to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to the Shares, or, in lieu thereof, to retain or sell without notice a sufficient number of Shares to cover the amount required to be withheld. The Corporation shall withhold from any cash dividends paid on the Restricted Stock an amount sufficient to cover taxes owed as a result of the dividend payment. The Corporation's method of satisfying its withholding obligations shall be solely in the discretion of the Corporation, subject to applicable federal, state and local laws.

         14. Tax Consequences. Grantee has reviewed with Grantee's own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Grantee is relying solely on such advisors and not on any statements or representations of Corporation or any of its agents. Grantee understands that Grantee (and not Corporation) shall be responsible for Grantee's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. Grantee understands that Section 83 of the Code, taxes (as ordinary income) the fair market value of the Shares as of the date any "restrictions" on the Shares lapse. To the extent that a grant hereunder is not otherwise an exempt transaction for purposes of Section 16(b) of the Securities and Exchange Act of 1934 (the "1934 Act"), with respect to officers, directors and 10% shareholders, a "restriction" on the Shares includes for these purposes the period after the grant of the Shares during which such officers, directors and 10% shareholders could be subject to suit under Section 16(b) of the 1934 Act. Alternatively, Grantee understands that Grantee may elect to be taxed at the time the Shares are granted rather than when the restrictions on the Shares lapse, or the Section 16(b) period expires, by filing an election under Section 83(b) of the Code with the I.R.S. within 30 days from the date of grant.

         GRANTEE ACKNOWLEDGES THAT IT IS GRANTEE'S SOLE RESPONSIBILITY AND NOT THE CORPORATION'S TO FILE TIMELY THE ELECTION AVAILABLE TO GRANTEE UNDER SECTION 83(B) OF THE CODE, EVEN IF GRANTEE REQUESTS THAT THE CORPORATION OR ITS REPRESENTATIVES MAKE THIS FILING ON GRANTEE'S BEHALF.

         15. Amendment/Choice of Law. This Agreement constitutes the entire understanding between the Corporation and the Grantee with respect to the subject matter hereof and no amendment, supplement or waiver of this Agreement, in whole or in part, shall be binding upon the Corporation unless in writing and signed by the Chief Executive Officer of the Corporation. This Agreement and the performances of the parties hereunder shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

         16. Grantee Acceptance. The Grantee shall signify Grantee's acceptance of the terms and conditions of this Agreement by signing in the space provided below and signing the attached stock powers and returning a signed copy of this Agreement and the original attached stock powers to the Corporation. IF A FULLY EXECUTED COPY HEREOF AND THE ATTACHED STOCK POWERS HAVE NOT BEEN RECEIVED BY THE CORPORATION, THE CORPORATION HAS THE RIGHT TO REVOKE THIS AWARD, AND AVOID ALL OBLIGATIONS UNDER THIS AGREEMENT.



                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this RESTRICTED STOCK AGREEMENT to be executed as of the date first above written.


                                                GENESIS HEALTH VENTURES, INC.


                                                By:
                                                    ---------------------------
                                                    Name:
                                                    Title:



                                                ACCEPTED:

                                                _______________________________


                                                _______________________________
                                                (Street Address)


                                                _______________________________
                                                (City, State & Zip Code)

                   Attachment A to Restricted Stock Agreement

                                   Stock Power

         For value received, I hereby sell, assign, and transfer to Genesis Health Ventures, Inc. (the "Corporation") ____________ shares of the common stock of the Corporation, standing in my name on the books and records of the aforesaid Corporation, represented by Certificate No. _____ and do hereby irrevocably constitute and appoint the Secretary of the Corporation attorney, with full power of substitution, to transfer this stock on the books and records of the aforesaid Corporation.






Dated:  ____________


In the presence of:


--------------------------------------